Exhibit 10.41

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of June 1, 2005, by and between SYMMETRICOM, INC., a Delaware corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of May 1, 2004, as amended from time to time (“Credit Agreement”).

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

Section 1.1 (a) is hereby amended (a) by deleting “June 1, 2005” as the last day on which Bank will make advances under the Line of Credit, and by substituting for said date “November 1, 2006,” and (b) by deleting “Five Million Dollars ($5,000,000.00)” as the maximum principal amount available under the Line of Credit, and by substituting for said amount “Ten Million Dollars ($10,000,000.00),” with such changes to be effective upon the execution and delivery to Bank of a promissory note dated as of June 1, 2005 (which promissory note shall replace and be deemed the Line of Credit Note defined in and made pursuant to the Credit Agreement) and all other contracts, instruments and documents required by Bank to evidence such change.

The third sentence of Section 1.1 (b) is hereby deleted in its entirety, and the following substituted therefore:

(b) No Letter of Credit shall have an expiration date subsequent to May 1, 2007.

Section 4.3 is hereby deleted in its entirety, and the following substituted therefore:

“SECTION 4.3 FINANCIAL STATEMENTS.  Provide to Bank all of the following, in form and detail satisfactory to Bank:

not later than 90 days after and as of the end of each fiscal year, a consolidated annual audited and unqualified financial statement of Borrower, prepared by a certified public accountant acceptable to Bank, to include balance sheet, income statement, statement of cash flows, management report, auditor’s report, all supporting schedules, and footnotes;

not later than 45 days after and as of the end of each quarter, a consolidated copy of the 10Q report of Borrower filed with the Securities Exchange Commission, prepared by a certified public accountant acceptable to Bank, to include balance sheet, income statement and statement of cash flows; and

from time to time such other information as Bank may reasonably request.”

Section 4.9 is hereby deleted in its entirety, and the following substituted therefore:

“SECTION 4.9 FINANCIAL STATEMENTS.  Maintain Borrower’s financial condition as follows using generally accepted accounting principles consistently applied and used consistently with prior practices (except to the extent modified by definitions herein), with compliance determined commencing with Borrower’s financial statements for the period ending June 30, 2005:

Tangible Net Worth not at any time less than $125,000,000.00, with “Tangible Net Worth” defined as the aggregate of total stockholders’ equity plus subordinated debt less any intangible assets.

Quick Ratio not at any time less than 1.50 to 1.0, with “Quick Ratio” defined as the aggregate of unrestricted cash, unrestricted marketable securities and receivables convertible into cash divided by total current liabilities.

Pre-tax profit not less than $1.00 on a quarterly basis, determined as of each fiscal quarter end.”

Section 5.4 is hereby deleted in its entirety, and the following substituted therefore:

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“SECTION 5.4    MERGER, CONSOLIDATION, TRANSFER OF ASSETS.

Merge into or consolidate with any other entity; make any substantial change in the nature of Borrower’s business as conducted as of the date hereof; acquire all or substantially all of the assets of any other entity other than entities in a similar business, provided that no individual entity acquisition shall have a transaction value in excess of $10,000,000; nor sell, lease, transfer or otherwise dispose of all or a substantial or material portion of Borrower’s assets except in the ordinary course of its business.”

Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification.  All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment.  This Amendment and the Credit Agreement shall be read together, as one document.

Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein.  Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

By:	/s/ William Slater
William Slater, Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION
By:	/s/ Kevin Herr
Kevin Herr, Vice President